Exhibit 4.3

CONSENT AND AMENDMENT

CONSENT AND AMENDMENT (this “Consent and Amendment”), dated as of January 23, 2009 by and among COMPAÑÍA DE MINAS BUENAVENTURA S.A.A., a sociedad anónima abierta duly organized and existing under the laws of the Republic of Peru, as borrower (the “Borrower”), COMPAÑÍA MINERA CONDESA S.A., a sociedad anónima duly organized and existing under the laws of the Republic of Peru, as guarantor (the “Guarantor”), BANCO DE CRÉDITO DEL PERU as administrative agent on behalf of the Lenders (the “Administrative Agent”), BANCO DE CRÉDITO DEL PERU as collateral agent (the “Collateral Agent”) and each lender party hereto (collectively, the “Lenders” and each individually, a “Lender”).

WITNESSETH:

WHEREAS, the Borrower has entered into that certain $450,000,000 term loan agreement dated as of May 21, 2008 (as amended, supplemented or modified from time to time, the “Term Loan Agreement”), entered into among the Borrower, the Guarantor, the lenders party thereto, the Administrative Agent and the Collateral Agent.

WHEREAS, the Guarantor and the Collateral Agent have entered into that certain pledge agreement dated as of May 21, 2008 (as amended, supplemented or modified from time to time, the “Pledge Agreement”), pursuant to which the Guarantor granted to the Collateral Agent (for the benefit of the Lenders), amongst other things, a pledge over certain American Depository Shares owned by the Guarantor and related rights, in order to secure payment and performance of the Obligations.

WHEREAS, the Borrower has requested that the Lenders consent to (i) the release of the American Depository Shares and related collateral, (ii) a non-ratable pre-payment in full of the Loan owing to certain of the Lenders, and (iii) certain related amendments to the Term Loan Agreement.

WHEREAS, the Lenders are willing, subject to the terms of this Consent and Amendment, to grant such consents and agree to such amendments.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.                      Defined Terms.  Terms defined in the Term Loan Agreement and not otherwise defined herein shall be used as defined in the Term Loan Agreement.

Section 2.                      Consent.  The Lenders consent to the following:

(a)           the Pledge Agreement is hereby terminated and the Collateral is hereby released and the Guarantor, as pledger has no further liability or obligation under the Pledge Agreement (except for liabilities and obligations described in the Pledge Agreement and, as the case may be, any Loan Document that are expressly stated to survive any termination of the Pledge Agreement); and

(b)           Section 2.12 of the Term Loan Agreement notwithstanding (and each Lender hereby waives its rights under such section for purposes of this clause), the non-ratable prepayment in full of the Loan owing to certain lenders such that, after giving effect to such prepayment, Schedule 2.01 of the Term Loan Agreement shall be amended and restated in its entirety as set forth on Schedule A hereto.

Section 3.                      Amendments.

(a)           References in the Term Loan Agreement and the other Loan Documents So the Pledge Agreement and delivery or return of collateral security shall have no further force or effect;

(b)           Schedule 2.01 of the Term Loan Agreement shall be deleted in its entirety and replaced with Schedule A attached hereto; and

(c)           Schedule 2.06 of the Term Loan Agreement shall be deleted in its entirety and replaced with Schedule B attached hereto.

Section 4.                      Redelivery of Collateral.  The Collateral Agent will:

(a)           promptly after the date hereof, return any Delivered Securities and Delivered Cash and other documents constituting Collateral delivered or held pursuant to the Pledge Agreement to the Guarantor; and

(b)           promptly after the date hereof, take such other actions as may be reasonably requested by the Guarantor or the Borrower, including providing any UCC termination statements or at the expense of the Borrower, other documents reasonably requested by the Guarantor or the Borrower, in order to effectuate the intent of this Consent and Amendment and authorize the Guarantor or the Borrower or any designee to file any termination statements in connection with the release of Collateral described above.

Section 5.                      Conditions to Effectiveness.  This Consent and Amendment shall become effective as of the date hereof when:

(a)           the Administrative Agent shall have received counterparts of this Consent and Amendment executed by all parties hereto; and

(b)           all tees and expenses owing to the Administrative Agent under the Loan Documents (including, without limitation, all fees and expenses incurred in connection with the preparation, execution and delivery of this Consent and Amendment) shall have been paid.

Section 6.                      Representations of Borrower.  The Borrower represents and warrants to the Lenders and the Administrative Agent that at the date hereof, (i) the representations and warranties of the Borrower contained in the Term Loan Agreement are true and accurate and remain correct in all respects, and (ii) no Default has occurred or is continuing.

Section 7.                      Counterparts.  This Consent and Amendment may be executed in several counterparts and by the different parties hereto on separate counterparts, all of which when taken together shall constitute but one and the same Consent, and Amendment.  Delivery of an executed counterpart of a signature page of this Consent and Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Consent and Amendment.

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Section 8.                      Governing Law.  THIS CONSENT AND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 9.                      Term Loan Agreement Remains In Effect.  Except as provided herein, all provisions, terms and conditions of the Term Loan Agreement shall remain in full force and effect.  As amended hereby, the Term Loan Agreement is ratified and confirmed in all respects.  Whenever the “Term Loan Agreement” is referred to in the Term Loan Agreement, any other Loan Document or any of the Exhibits thereto or any other instrument or document executed in connection therewith, it shall be deemed to mean the Term Loan Agreement as amended hereby.

Section 10.                                No Waiver.  The execution, delivery and effect of this Consent and Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver of any term or condition, or to any amendment or modification of any term or condition (except as specifically provided herein) of the Term Loan Agreement or any other Loan Document (ii) prejudice any right, power or remedy which the Administrative Agent or any Lender now has or may have in the future under or in connection with the Term Loan Agreement or any other Loan Document or (iii) constitute a novation of any of the obligations under the Term Loan Agreement and the other Loan Documents.

Section 11.                                No Other Agreements.  This Consent and Amendment sets forth the entire agreement among the parties with respect to the subject matter hereof, and supercedes any prior agreements, written or oral, relating thereto.

Section 12.                                Headings.  Section headings in this Consent and Amendment are included herein for convenience of reference only and shall not constitute a part of this Consent, and Amendment for any other purpose.

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IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment to be executed of the date first above written

COMPAÑÍA DE MINAS BUENAVENTURA S.A.A.
as Borrower

By:  ______________________________________
Name:
Title:

COMPAÑÍA MINERA CONDESA S.A.
as Guarantor

By:  ______________________________________
Name:
Title:

BANCO DE CRÉDITO DEL PERÚ,
as Administrative Agent and as Collateral Agent

By:  _________________________________
Name:  Eduardo Kuriyama Roca
Title:  Trust Officer

By:  _________________________________
Name:  Mario Rosas Arrunátegui
Title:  Trust Officer

BANCO DE CRÉDITO DEL PERÚ –SUCURSAL
DE PANAMÁ
as a Lender

By:  ______________________________________
Name:
Title:

By:  ______________________________________
Name:
Title:

BANCO DE CRÉDITO E INVERSIONES - MIAMI BRANCH,
as a Lender

By:  ______________________________________
Name:
Title:

By:  ______________________________________
Name:
Title:

SCOTIABANK PERÚ S.A.A.,
as a Lender

By:  ______________________________________
Name:
Title:

By:  ______________________________________
Name:
Title:

NATIXIS,
as a Lender

By:  ______________________________________
Name:
Title:

BANCO BILBAO VIZCAYA ARGENTARIA S.A.,
GRAND CAYMAN BRANCH,
as a Lender

By:  ______________________________________
Name:
Title:

By:  ______________________________________
Name:
Title:

ATLANTIC SECURITY BANK,
as a Lender

By:  ______________________________________
Name:
Title:

By:  ______________________________________
Name:
Title:

SOCIÉTÉ GÉNÉRALE,
as a Lender

By:  ______________________________________
Name:
Title:

SCHEDULE A

RESTATED SCHEDULE 2.01 OF THE TERM LOAN AGREEMENT

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Banco de Credito del Perú - Sucursal de Panama	$86,400,000	32.73%
Scotiabank Perú S.A.A.	$57,600,000	21.82%
Natixis	$50,400,000	19.09%
Banco Bilbao Vizcaya Argentaria S.A., Grand Cayman Branch	$32,400,000	12.27%
Banco de Crédito e Inversiones — Miami Branch	$30,000,000	11.36%
Atlantic Security Bank	$7,200,000	2.73%
Total:	$264,000,000	100.00%

Sch. A-1

SCHEDULE B

RESTATED SCHEDULE 2.06 OF THE TERM LOAN AGREEMENT

PAYMENT DATES

Payment Date	Amount (US$ thousands)
February 27, 2009	$ 14,666.667
May 27, 2009	$ 14,666.667
August 27, 2009	$ 14,666.667
November 27, 2009	$ 14,666.667
March 1, 2010	$ 14,666.667
May 27, 2010	$ 14,666.667
August 27, 2010	$ 14,666.667
November 29, 2010	$ 14,666.667
February 28, 2011	$ 14,666.667
May 27, 2011	$ 14,666.667
August 29, 2011	$ 14,666.667
November 28, 2011	$ 14,666.667
February 27, 2012	$ 14,666.667
May 28, 2012	$ 14,666.667
August 27, 2012	$ 14,666.667
November 27, 2012	$ 14,666.667
February 27, 2013	$ 14,666.667
May 27, 2013	$ 14,666.667